Exhibit (l)(3)

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Protective Life and Annuity Insurance Company, an Alabama corporation (the “Company’), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Bradford D. Rodgers, Bradley A. Strickling, Lindsay A. Thorpe, and Brandon J. Cage and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities to execute (either in writing or electronically) on behalf of the Company or its separate accounts relating to annuity contracts and life insurance policies registered under the Securities Act of 1933 and/or the Investment Company Act of 1940, the “Registration Statements,” as defined below, and any and all amendments thereto, together with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission or any other federal or state regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:
Contract Name	Registration Statement Securities Act File Number	Separate Account Name	Separate Account Investment Company Act File Number
Aspirations NY	333-261830	Variable Annuity Account A of Protective Life	811-8537
Protective Executive Benefits Registered VUL NY	333-257081	Protective NY COLI VUL	811-23707
Protective Investors Benefit Advisory Variable Annuity NY	333-238855	Variable Annuity Account A of Protective Life	811-8537
Protective Variable Annuity NY II B Series	333-201920	Variable Annuity Account A of Protective Life	811-8537
Schwab Genesis Advisory NY Variable Annuity	333-240103	PLAIC Variable Annuity Account S	811-23594
Schwab Genesis NY Variable Annuity	333-240193	PLAIC Variable Annuity Account S	811-23594

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of March 2023.

/s/ Richard J. Bielen
Richard J. Bielen

/s/ Steven G. Walker
Steven G. Walker

/s/ Paul R. Wells
Paul R. Wells

WITNESS TO ALL SIGNATURES:

/s/ Brandon J. Cage
Brandon J. Cage
Vice President and Managing Counsel
Attorney-in-Fact
Protective Life and Annuity Insurance Company